                                                                      EXHIBIT 11



                   PATRICK PETROLEUM COMPANY AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                  (UNAUDITED)


                                                            THREE MONTHS
                                                           ENDED MARCH 31,
                                                       ------------------------
                                                            1995         1994
                                                       -----------   ----------

Weighted average number of common shares outstanding.   19,765,226   19,765,226
                                                       -----------   ----------

  Net earnings (loss)................................  $  (199,418)  $4,514,320
  Preferred stock dividend...........................     (235,000)    (235,000)
                                                       -----------   ----------
  Net earnings (loss)................................  $  (434,418)  $4,279,320
                                                       ===========   ==========

  Net earnings (loss) per common share...............  $      (.02)  $      .21
                                                       ===========   ==========





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